Exhibit 10.9

Execution Version

ASSIGNMENT AND ASSUMPTION AND FIRST AMENDMENT

TO

AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AND FIRST AMENDMENT TO AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT, dated as of June 14, 2013 (this “Amendment”), is entered into by and among (i) United Stationers Receivables, LLC, an Illinois limited liability company (the “SPV”), (ii) United Stationers Supply Co., an Illinois corporation, as originator (the “Originator”), (iii) United Stationers Financial Services LLC, an Illinois limited liability company, as seller (the “Seller”) and as Servicer, PNC Bank, National Association (“PNC Bank”), a national banking association, as agent (the “Agent”), as a Class Agent and as an Alternate Investor, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), a Japanese banking corporation acting through its New York Branch, as a new Class Agent and as a new Alternate Investor.

Reference is herein made to that certain Amended and Restated Transfer and Administration Agreement, dated as of January 18, 2013 (as the same is amended hereby and as it may be further amended, modified, supplemented, restated or replaced from time to time, the “Transfer Agreement”), by and among the SPV, the Originator, the Seller, PNC Bank, as Agent, as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties thereto as Conduit Investors and Alternate Investors.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transfer Agreement.

WHEREAS, PNC Bank, in its capacity as an Alternate Investor under the Transfer Agreement, desires to sell and assign to BTMU a portion of its Commitment under the Transfer Agreement;

WHEREAS, BTMU desires to purchase and assume such portion of PNC Bank’s Commitment, create a new Class of Investors, become an Alternate Investor under the Transfer Agreement in such new Class, and be the Class Agent of such new Class; and

WHEREAS, the parties hereto desire to amend the Transfer Agreement as set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignment and Assumption.

(a)PNC Bank, in its capacity as an Alternate Investor under the Transfer Agreement, hereby sells and assigns to BTMU, without recourse and without representation and warranty, and BTMU hereby purchases and assumes from PNC Bank, an interest in and to a portion of PNC Bank’s rights and obligations under the Transfer Agreement and the other Transaction Documents, other than such rights and obligations related to being a member of the PNC Bank Class.  Such interest, expressed as a percentage of all rights and obligations of the Alternate Investors, shall be equal to the percentage equivalent of a fraction the numerator of which is fifty million Dollars ($50,000,000) and the denominator of which is the Facility Limit.  After giving effect to such sale and assignment, BTMU’s Commitment will be as set forth on the signature page hereto.

(b)In consideration of the payment by BTMU to PNC Bank of the sum of (A) forty nine million nine hundred twenty five thousand Dollars ($49,925,000), being twenty five percent (25.0%) of the existing Net Investment, (B) three thousand four hundred seventy nine and 66/100 dollars ($3,479.66 ), being twenty five percent (25.0%) of the aggregate unpaid accrued Yield, (C) twenty two thousand eight hundred eighty two and 29/100 dollars ($22,882.29), being the accrued and unpaid Program Fee on the portion of the Net Investment sold by PNC Bank to BTMU pursuant to the terms hereof and (D) twenty two thousand nine hundred sixteen and 67/100 dollars ($22,916.67), being the accrued and unpaid Facility Fee on the portion of the Net Investment sold by PNC Bank to BTMU pursuant to the terms hereof, PNC Bank hereby sells and assigns to BTMU, and BTMU hereby purchases and assumes from PNC Bank, a twenty five percent (25.0%) interest in and to all of PNC Bank’s right, title and interest in and to the Net Investment under the Transfer Agreement (together with the interests assigned in Section 1(a) above, the “Assignment”)

(c)PNC Bank (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transfer Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the SPV, the Seller, the Servicer or the Originator or the performance or observance by any of the SPV, the Seller, the Servicer or the Originator of any of their respective obligations under the Transfer Agreement, any other Transaction Document or any instrument or document furnished pursuant thereto.

(d)BTMU (i) confirms that it has received a copy of the Transfer Agreement, the First Tier Agreement and the Second Tier Agreement together with copies of the financial statements referred to in Sections 6.1(a)(i) and (ii) of the Transfer Agreement, to the extent delivered through the date of this Amendment, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it has made and will continue to make, independently and without reliance upon the Agent, any of its Affiliates, PNC Bank or any other Alternate Investor and based on such documents and information as it shall deem appropriate at the time, its own credit decisions in taking or not taking action under the Transfer Agreement and any other Transaction Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Transfer Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transfer

Agreement are required to be performed by it as an Alternate Investor; and (v) specifies the office and account set forth beneath its name on the signature pages hereof as its address for notices and its account for payments.

(e)The effective date for the Assignment shall be the date on which (i) the Agent receives this Amendment executed by the parties hereto and (ii) PNC Bank receives payment, in immediately available funds, of the amounts specified in Section 1(b) above (the “Effective Date”).  The parties hereto acknowledge and agree that the assignment and acceptance effected by this Section 1 shall constitute an Assignment and Assumption Agreement under and for purposes of the Transfer Agreement and shall be deemed to satisfy in all respects the requirements of Section 11.8 of the Transfer Agreement (notwithstanding anything to the contrary or otherwise contained in such section).  Following the execution of this Amendment, this Amendment will be delivered to the Agent for acceptance and recording as an Assignment and Assumption Agreement.

(f)Upon such acceptance and recording, as of the Effective Date, (i) BTMU shall be a party to the Transfer Agreement and, to the extent provided in this Amendment, have the rights and obligations of an Alternate Investor thereunder and (ii) PNC Bank shall, to the extent provided in this Amendment, relinquish its rights and be released from its obligations under the Transfer Agreement only to the extent of the interests it assigns hereunder.

(g)Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Transfer Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in Net Investment, Yield and fees) to BTMU.

(h)BTMU shall not be required to fund hereunder an aggregate amount at any time outstanding in excess of $50,000,000.

(i)For purposes of compliance with Section 3.4 of the Transfer Agreement, the execution and delivery of this Amendment by the SPV shall evidence the consent of the SPV to the Assignment.

2.BTMU Class; BTMU Class Alternate Investor and Class Agent.  Effective as of the Effective Date, and concurrently with the Assignment, a new Class entitled the “BTMU Class” is created under and subject to the terms of the Transfer Agreement.  BTMU shall be the sole Alternate Investor of the BTMU Class and BTMU and its successors and permitted assigns shall be the Class Agent thereof.

3.Amendments to Transfer Agreement.  Effective as of the Effective Date, the Transfer Agreement is hereby amended as follows:

(a)Section 1.1 of the Transfer Agreement is amended as follows:

(i)The following new defined terms are inserted in their proper alphabetical order:

“BTMU:  The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.”

“BTMU Class:  The Class initially consisting of BTMU (in its capacities as a Class Agent and an Alternate Investor) and its successors and assigns.”

(ii)The definition of “Alternate Investors” is deleted in its entirety and the following is inserted in lieu thereof:

“Alternate Investors:  With respect to (a) the PNC Bank Class, PNC Bank and each other financial institution identified as a member of the PNC Bank Class on the signature pages hereof and any other financial institution that shall become a party to this Agreement pursuant to Section 11.8 and which is identified as being a member of the PNC Bank Class, (b) the BTMU Class, BTMU and each other financial institution identified as a member of the BTMU Class on the signature pages hereof and any other financial institution that shall become a party to this Agreement pursuant to Section 11.8 and which is identified as being a member of the BTMU Class and (c) any other Class, each financial institution identified as a member of such Class on the signature pages hereof and any other financial institution that shall become a party to this Agreement pursuant to Section 11.8 and which is identified as being a member of such Class.”

(iii)The definition of “Class Agent” is deleted in its entirety and the following is inserted in lieu thereof:

“Class Agent:  With respect to (i) the PNC Bank Class, PNC Bank and its successors and permitted assigns, (ii) the BTMU Class, BTMU and its successor and permitted assigns and (iii) any other Class, the Person specified in any supplement to this Agreement as the class agent for such Class and such Person’s successors and permitted assigns.”

(iv)The definition of “Class Facility Limit” is deleted in its entirety and the following is inserted in lieu thereof:

“Class Facility Limit:  With respect to (i) the PNC Bank Class, $150,000,000, (ii) the BTMU Class, $50,000,000 and (iii) any other Class, the amount specified in any supplement to this Agreement as the Class Facility Limit for such Class; provided, however, that the Class Facility Limit with respect to any Class shall not at any time exceed the aggregate Commitments for the related Alternate Investors.”

(v)The definition of “Facility Fee” is deleted in its entirety and the following is inserted in lieu thereof:

“Facility Fee:  With respect to (i) the PNC Bank Class, the fee payable by the SPV to PNC Bank, the terms of which are set forth in the Fee Letter with respect to the PNC Bank Class; (ii) the BTMU Class, the fee payable by the SPV to BTMU, the terms of which are set forth in the Fee Letter with respect to the BTMU Class; and (iii) any other Class, the fee specified in any supplement to this Agreement or any separate fee letters as the facility fee payable by the SPV to the related Class Agent.”

(vi)The definition of “Fee Letter” is deleted in its entirety and the following is inserted in lieu thereof:

“Fee Letter:  As the context may require, any or all of:  (i) with respect to the PNC Bank Class, a confidential letter agreement between the SPV and the related Class Agent with respect to the fees to be paid by the SPV; (ii) with respect to the BTMU Class, a confidential letter agreement between the SPV and the related Class Agent with respect to the fees to be paid by the SPV; and (iii) with respect to any other Class, a confidential letter agreement between the SPV and the related Class Agent with respect to the fees to be paid by the SPV.”

(b)Section 2.3(a) of the Transfer Agreement is amended by deleting the reference therein to “$2,000,000” and inserting in lieu thereof a reference to “$300,000”.

(c)The definition of “Alternate Rate” set forth in Section 2.4(c) of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Alternate Rate:  For any Rate Period for any Portion of Investment, an interest rate per annum equal to:  (a) the Offshore Rate for such Rate Period or (b) if the Base Rate is applicable pursuant to Section 2.4(d), the Base Rate in effect on such day.  The “Alternate Rate” for any date on or after the declaration or automatic occurrence of a Termination Date pursuant to Section 8.2 shall be an interest rate equal to the Default Rate in effect on such day.”

(d)The definition of “Base Rate” set forth in Section 2.4(c) of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Base Rate:  For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate for such day, plus .50%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “reference rate” or “prime rate” and (c) the Offshore Rate for such day.  The “reference rate” or “prime rate” is the rate set by the Agent based upon various factors including the Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate, and is not necessarily the lowest rate charged to any customer.  Any changes in the “reference rate” or the “prime rate” announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change.”

(e)The definition of “LMIR” set forth in Section 2.4(c) of the Transfer Agreement is deleted in its entirety.

(f)The following definition of “Offshore Rate” is inserted into Section 2.4(c) of the Transfer Agreement in its proper alphabetical sequence as follows:

“Offshore Rate:  For any Rate Period for any Portion of Investment, a rate per annum determined by the Agent pursuant to the following formula:

Offshore Rate =Offshore Base Rate

1.00 – Eurodollar Reserve Percentage

Where the above terms have the following meanings:

Offshore Base Rate:  For such Rate Period:

(i)the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number LIBOR01) for deposits in Dollars (for delivery on the first day of such Rate Period) with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Rate Period, or

(ii)in the event the rate referenced in the preceding subsection (a) does not appear on such page or service, such page or service shall cease to be available or such rate is no longer compiled by the British Bankers Association, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate (or the successor rate thereto) for deposits in Dollars (for delivery on the first day of such Rate Period) with a term equivalent to such Rate Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Rate Period, or

(iii)in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Rate Period) in same day funds in the approximate amount of the applicable Portion of Investment to be funded by reference to the Offshore Rate and with a term equivalent to such Rate Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Rate Period; and

Eurodollar Reserve Percentage:  For any day during any Rate Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Investor, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”).  The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.”

(g)The definition of “Rate Period” set forth in Section 2.4(c) of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Rate Period:  Unless otherwise mutually agreed by a Class Agent for any Portion of Investment funded by the related Class and the SPV, (a) with respect to any Portion of Investment funded by the issuance of Commercial Paper or for which Yield is not computed by reference to the Offshore Rate, (i) initially, the period commencing on (and including) the date of the initial purchase or funding of such Portion of Investment and ending on (and including) the last day of the current calendar month, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Rate Period for such Portion of Investment and ending on (and including) the last day of the current calendar month; and (b) with respect to any Portion of Investment for which Yield is computed by reference to the Offshore Rate, a period, elected at the sole discretion of the SPV, of one (1), two (2), three (3) or six (6) months, or, to the extent available to all of the Alternate Investors, nine (9) or twelve (12) months commencing on (and including) the date of the initial purchase or funding of such Portion of Investment and ending on (and excluding) the date which corresponds numerically to such commencement date one (1), two (2), three (3) or six (6) months, or, if applicable, nine (9) or twelve (12) months, thereafter; provided, that:

(A)if Yield in respect of such Rate Period is computed by reference to the Offshore Rate and (i) the month of termination for such Rate Period as elected by the SPV pursuant to clause (b) above contains no date which numerically corresponds to the commencement date therefor, such Rate Period will end on the last Business Day of such month of termination or (ii) such Rate Period would otherwise end on a day which is not a Business Day, such Rate Period shall end on the next succeeding Business Day; provided, however, that if such next succeeding Business Day occurs in the calendar month following the calendar month in which the original Rate Period termination date occurs, such Rate Period shall end on the Business Day immediately preceding the original Rate Period termination date.  Regardless of the Rate Period termination date calculated in accordance with clause (b) above as modified by this subclause (A) and notwithstanding any provison to the contrary set forth in this Agreement, the Yield accruing on any Portion of Investment for which Yield is computed by reference to the Offshore Rate shall be due and payable:

(1)for the period commencing on (and including) the date of the initial purchase or funding of such Portion of Investment and ending on (and including) the last day of the current calendar month, on the Settlement Date occurring in the following calendar month;

(2)to the extent the SPV has elected, pursuant to clause (b) above, a Rate Period of greater than one (1) month for such Portion of Investment, for the period commencing on (and including) the first day after the last day of the immediately preceding calendar month and ending on (and including) the last day of the current calendar month, on the Settlement Date occurring in the following calendar month; and

(3)for the period commencing on (and including) the first day after the last day of the immediately preceding calendar month and ending on (and excluding) the Rate Period termination date calculated in accordance with clause (b) above as modified by this subclause (A), on the Settlement Date occurring in the following calendar month.

(B)in the case of any Rate Period for any Portion of Investment which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Rate Period shall end on such Termination Date and the duration of each Rate Period which commences on or after the Termination Date shall be of such duration as shall be selected by the related Class Agent; and

(C)any Rate Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of the Class Agent for the Class funding the related Portion of Investment at any time, in which case such Portion of Investment shall be allocated by the related Class Agent to a new Rate Period commencing on (and including) the date of such termination and ending on (and including) the last day of the current calendar month, and shall accrue Yield at the Alternate Rate.”

(h)The definition of the term “Rate Type” set forth in Section 2.4(c) of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Rate Type:  The Offshore Rate, the Base Rate or the CP Rate.”

(i)The definition of the term “Year” set forth in the definition of the term “Yield” set forth in Section 2.4(c) of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Year	=if such Portion of Investment is funded at an Alternate Rate determined by reference to (i) the Offshore Rate, 360 days and (ii) the Base Rate, 365 or 366 days, as applicable;”

(j)Section 2.4(d) of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“(d)Offshore Rate Protection; Illegality.  (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the Offshore Rate for any proposed Rate Period, then:  (A) the Agent shall forthwith notify the Investors and the SPV that the Offshore Rate cannot be determined for such Rate Period, and (B) while such circumstances exist, the Investors, the Class Agents and the Agent shall not allocate any Portion of Investment or reallocate any Portion of Investment to a Rate Period with respect to which Yield is calculated by reference to the Offshore Rate.

(ii)If, with respect to any outstanding Rate Period, any Class Agent notifies the Agent that any of the Investors that comprise any of its Class is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Portion of Investment or that the Offshore Rate applicable to such Portion of Investment will not adequately reflect the cost to the Person of funding or maintaining such Portion of Investment for such Rate Period, then (A) the Agent shall forthwith so notify the SPV and the Investors and (B) upon such notice and thereafter while such circumstances exist, the Agent, the Class Agents and the Investors shall not allocate any Portion of Investment or reallocate any Portion of Investment, to a Rate Period with respect to which Yield is calculated by reference to the Offshore Rate and all Portions of Investment that have been allocated to a Rate Period to which the Offshore Rate applies shall be automatically allocated to a new Rate Period to which the Base Rate applies and the Rate Period to which such Offshore Rate applied terminated on such day.

(iii)Notwithstanding any other provision of this Agreement, if any Conduit Investor or any Alternate Investor, as applicable, shall notify the Agent that such Person has determined (which determination shall be final and conclusive) or has been notified by any Program Support Provider that the introduction of or any change in or in the interpretation of any Law makes it unlawful (either for such Conduit Investor, such Alternate Investor, or such Program Support Provider, as applicable), or any central bank or other Official

Body asserts that it is unlawful, for such Conduit Investor, such Alternate Investor or such Program Support Provider, as applicable, to fund the purchases or maintenance of any Portion of Investment accruing Yield calculated by reference to the Offshore Rate, then (A) as of the effective date of such notice from such Person to the Agent, the obligation or ability of such Conduit Investor or such Alternate Investor, as applicable, to fund the making or maintenance of any Portion of Investment accruing Yield calculated by reference to the Offshore Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (B) each Portion of Investment made or maintained by such Person accruing Yield calculated by reference to the Offshore Rate shall be deemed to accrue Yield at the Base Rate (without reference to clause (c) of the definition thereof) from the effective date of such notice until the end of such Rate Period.”

(k)Section 2.5 of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Section 2.5Yield, Fees and Other Costs and Expenses.

Notwithstanding any limitation on recourse herein, the SPV shall pay, as and when due in accordance with this Agreement, all fees hereunder and under the Fee Letters, Yield, all amounts payable pursuant to Article IX, if any, and the Servicing Fees.  On each Settlement Date, the SPV shall pay to the PNC Bank Class Agent and the BTMU Class Agent, respectively, the Facility Fee, payable in arrears.  On each Settlement Date, to the extent not paid pursuant to Section 2.12 for any reason, the SPV shall pay to each Class Agent, on behalf of the Conduit Investors or the Alternate Investors, as applicable, an amount equal to the accrued and unpaid Yield for the related Rate Period.  Nothing in this Agreement shall limit in any way the obligations of the SPV to pay the amounts set forth in this Section 2.5.”

(l)Section 3.4 of the Transfer Agreement is amended by adding the phrase “or to BTMU or an Affiliate of BTMU” immediately after the phrase “to PNC Bank or an Affiliate of PNC Bank” and immediately prior to the parenthetical phrase at the end of such Section 3.4.

(m)Section 10.17 of the Transfer Agreement is amended by deleting the first sentence thereof in its entirety and inserting the following in lieu thereof:

“PNC Bank (and any successor acting as Class Agent for the PNC Bank Class) and its Affiliates, BTMU (and any successor acting as Class Agent for the BTMU Class) and its Affiliates, and any other Class Agent who becomes a party to this Agreement (and any successor acting as a Class Agent for any such Class) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the

SPV, the Originator and the Servicer or any of their Subsidiaries or Affiliates as though PNC Bank and BTMU were not Class Agents or Alternate Investors hereunder and without notice to or consent of the Investors.”

(n)Section 11.8(a) of the Transfer Agreement is amended by, in the last sentence of such Section 11.8(a), adding the phrase “and Section 3.4” immediately after the words “Except as provided in clause (b) below” and prior to the comma.

(o)The text of footnote 1 to Exhibit C of the Transfer Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“1 At least $300,000 and in integral multiples of $100,000.”

4.Representations and Warranties.  Each of the Originator, the SPV, the Seller and the Servicer hereby certifies that, subject to the effectiveness of this Amendment, each of the representations and warranties set forth in the Transfer Agreement and the other Transaction Documents is true and correct on the date hereof, as if each such representation and warranty were made on the date hereof.

5.No Default.  The SPV, the Originator, the Seller and the Servicer each hereby represent and warrant that, as of the date hereof, no Termination Event or Potential Termination Event has occurred or is continuing.

6.Transaction Documents in Full Force and Effect as Amended.  Except as specifically amended hereby, the Transfer Agreement and the other Transaction Documents shall remain in full force and effect.  All references to the Transfer Agreement and each other Transaction Document shallb be deemed to mean each such document, as modified hereby.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents, as amended by this Amendment, as though such terms and conditions were set forth herein.

7.Consent of Performance Guarantor.  The Performance Guarantor hereby consents to the amendments of the Transfer Agreement set forth in this Amendment.

8.Miscellaneous.

(a)This agreement may be executed in any number of counterparts and by different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.’

(c)This Amendment may not be amended or otherwise modified except as provided in the Transfer Agreement.

(d)Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5‑1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

UNITED STATIONERS RECEIVABLES, LLC

By:/s/Robert J. Kelderhouse

Name:  Robert J. Kelderhouse

Title:  Vice President and Treasurer

UNITED STATIONERS SUPPLY CO., as Originator

By:/s/Robert J. Kelderhouse

Name:  Robert J. Kelderhouse

Title:  Vice President and Treasurer

UNITED STATIONERS FINANCIAL SERVICES LLC, as Seller and as Servicer

By:/s/Robert J. Kelderhouse

Name:  Robert J. Kelderhouse

Title:  Vice President and Treasurer

[signatures continue on the following pages]

BTMU Assignment and Assumption and

First Amendment to A&R Transfer and Administration Agreement

Acknowledged and consented to by:

UNITED STATIONERS INC., as the Performance Guarantor

By:/s/Robert J. Kelderhouse

Name:  Robert J. Kelderhouse

Title:  Vice President and Treasurer

[signatures continue on the following pages]

BTMU Assignment and Assumption and

First Amendment to A&R Transfer and Administration Agreement

PNC BANK, NATIONAL ASSOCIATION, as an Alternate Investor and the Agent

By:/s/Mark Falcione

Name:  Mark Falcione

Title:  Senior Vice President

[signatures continue on the following page]

BTMU Assignment and Assumption and

First Amendment to A&R Transfer and Administration Agreement

Commitment: $50,000,000	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a new Alternate Investor

By:/s/Mark H. Maloney

Name:  Mark Maloney

Title:  Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a new Class Agent

By:/s/Eric Williams

Name:  Eric Williams

Title:  Managing Director

[end of signatures]

Address for Notices:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

1251 Avenue of the Americas

New York, New York  10020

Attention:  Eric M. Williams

Telephone:  (212) 782-4910

Facsimile:  (212) 782-6448

Email:  securitization_reporting@us.mufg.jp

ewilliams@us.mufg.jp

Account for Payments:

Bank:The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Location:1251 Avenue of the Americas, New York, New York  10020

Bank Swift Address:BOTKUS33

ABA Routing No.:026-009-632

Account No.:97770191

Account Name:Loan Operations Department

Reference:United Stationers

BTMU Assignment and Assumption and

First Amendment to A&R Transfer and Administration Agreement